UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2006

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California	92503-5527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 9, 2006, Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement and Consent of Guarantors with Bank of America, N.A., as administrative agent and collateral agent, and other financial institutions signatory thereto.  The Amendment authorizes Fleetwood, if it elects to do so from time to time, to engage in certain financial transactions with respect either to the outstanding 6% convertible trust securities of Fleetwood Capital trust due 2028, or Fleetwood’s outstanding 5% convertible debentures due 2012.  Possible transactions include repurchases (for up to $50 million in cash), incentivized conversions, or exchange offers.  Fleetwood has not determined to engage in any such transaction at the present time.

The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Third Amendment to Second Amended and Restated Credit Agreement and Consent of Guarantors, dated as of May 9, 2006, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereto, Fleetwood Retail Corp. and its subsidiaries listed on the signature pages thereto, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2006

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Third Amendment to Second Amended and Restated Credit Agreement and Consent of Guarantors, dated as of May 9, 2006, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereto, Fleetwood Retail Corp. and its subsidiaries listed on the signature pages thereto, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.